Memorandum of Understanding (MOU)

Between IQSTEL Inc. (NASDAQ: IQST) and Cycurion Inc. (NASDAQ: CYCU) Effective Date: August 7th, 2025

This Memorandum of Understanding (“MOU”) is entered into by and between:

•               IQSTEL Inc., a Nevada corporation with its principal office at 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134, trading on NASDAQ under ticker IQST (“IQSTEL”), and

•               Cycurion Inc., a Delaware corporation with its principal office at 1640 Boro Place, Fourth Floor, McLean, Virginia 22102, trading on NASDAQ under ticker CYCU (“CYCU”).

IQSTEL and CYCU may be referred to collectively as the “Parties” and individually as a “Party.”

1.  Purpose

The purpose of this MOU is to outline the mutual intention of the Parties to explore a potential stock swap transaction and expand their strategic partnership. This MOU sets forth a preliminary framework for further discussion and does not constitute a legally binding agreement, except as expressly stated herein.

Any binding commitment by either Party will be contingent upon internal approvals, execution of a definitive agreement, and satisfaction of applicable regulatory requirements.

2.  Proposed Transaction

Subject to satisfactory due diligence, internal approvals, and regulatory compliance, the Parties intend to consider the following structure:

a.  Stock Exchange

Each Party shall issue $1,000,000 worth of common stock to the other Party. The number of shares to be issued shall be calculated based on the lower of (i) the Nasdaq Official Closing Price on the trading day immediately preceding the signing of the binding agreement and (ii) the average Nasdaq Official Closing Price over the five (5) trading days immediately preceding the signing of the binding agreement.

The exchanged shares will be issued under exemptions from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933.

b.  Dividend Distribution

Subject to board and regulatory approvals, each Party intends to distribute up to 50% of the shares received in the swap to its shareholders as a stock dividend.

c.  Ongoing Partnership

The Parties will continue collaborating on AI-powered cybersecurity services and additional high- tech product initiatives, as described in the joint announcement published at: https://www.prnewswire.com/news-releases/iqst—iqstel-and-cycurion-cycu-unveil-plans-for-ai- powered-next-generation-cybersecurity-platform-targeting-the-global-telecom-industry- 302485030.html

d.  Future Transactions

The Parties remain open to exploring deeper commercial relationships, including joint ventures, shared research and development, and potential structural integrations.

3.  Exclusivity and Term

This MOU will remain in effect for a 60-day exploratory period from the Effective Date, during which both Parties will:

•               Conduct internal and regulatory reviews;

•               Engage in good-faith negotiations;

•               Assess the feasibility of entering into a definitive agreement.

This period may be extended by mutual written consent. Nothing in this MOU obligates either Party to proceed with the proposed transaction unless and until a definitive agreement is executed.

The Parties plan to execute definitive documents within 30 days of execution of this MOU, subject to successful completion of due diligence and obtaining necessary internal approvals.

4.  Regulatory Coordination

The Parties agree to cooperate in coordinating the following actions, if a definitive agreement is reached:

•               Submission of a Listing of Additional Shares (LAS) form to NASDAQ at least 15 calendar days before any share issuance.

•               Filing of applicable Form 8-Ks under Items 1.01 and 3.02.

•               Filing of Schedule 13D/G if either Party acquires 5% or more of the other’s stock.

•               Notification of any stock dividends to NASDAQ and FINRA, including timely submission of Company Event Notification Forms.

5.  Confidentiality

This MOU and all related communications shall remain strictly confidential and shall not be disclosed to third parties without the prior written consent of the other Party, except where disclosure is required by law or regulation.

6.  Non-Binding Nature

This MOU is non-binding, and neither Party shall have any legal obligation to the other except as provided in Sections 5 (Confidentiality), 6 (Non-Binding Nature), and 7 (Governing Law).

The potential transaction described herein shall become binding only upon the execution of a definitive agreement approved by the respective governing bodies of both Parties.

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7.  Governing Law

This MOU shall be governed by and interpreted in accordance with the laws of the State of Nevada, without regard to its conflict of law rules.

8.  Execution

This MOU may be executed in counterparts, including electronically or in PDF, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties have executed this MOU as of the Effective Date.

IQSTEL Inc. (NASDAQ: IQST)

By: /s/ Leandro Iglesias

Name: Leandro Iglesias

Title: President & CEO

Date: 8/4/2025

Cycurion Inc. (NASDAQ: CYCU)

By: /s/ L. Kevin Kelly

Name: L. Kevin Kelly

Title: CEO

Date: 8/4/2025

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